Exhibit 99.1

DEGOLYER AND MACNAUGHTON

4925 GREENVILLE AVENUE, SUITE 400

ONE ENERGY SQUARE

DALLAS, TEXAS 75206

APPRAISAL REPORT

as of

MARCH 31, 2005

on

CERTAIN INTERESTS

owned by

MESA OFFSHORE TRUST

prepared for

JPMORGAN CHASE BANK, N.A.

TABLE of CONTENTS

FOREWORD
Scope of Investigation
Authority
Source of Information
CLASSIFICATION of RESERVES
ESTIMATION of RESERVES
VALUATION of RESERVES
SUMMARY and CONCLUSIONS
APPENDIX

DEGOLYER AMD MACNAUGHTON

4925 GREENVILLE AVENUE, SUITE 400

ONE ENERGY SQUARE

DALLAS, TEXAS 75206

APPRAISAL REPORT

as of
MARCH 31, 2005
on
CERTAIN INTERESTS
owned by
MESA OFFSHORE TRUST
prepared for
JPMORGAN CHASE BANK, N.A.

FOREWORD

Scope of Investigation                       This report presents an appraisal, as of March 31, 2005, of the extent and value of the proved and probable crude oil, condensate, and natural gas reserves of working and royalty interests in certain properties owned by the Mesa Offshore Trust (MOST) located offshore from Louisiana and Texas in the Gulf of Mexico. Also presented are estimates of the extent only of the possible oil, condensate, and gas reserves. The properties are operated by Pioneer Natural Resources USA Inc. (PNR).  This report was prepared at the request of JPMorgan Chase Bank, N.A. (JPMorgan Chase), trustee for MOST.

Reserves estimated in this report are expressed as gross and net reserves. Gross reserves are defined as the total estimated petroleum to be produced from these properties after March 31, 2005.  Net reserves are defined as that portion of the gross reserves attributable to MOST’s interests after deducting royalties and interests owned by others.

This report presents values that were estimated for proved and proved-plus-probable reserves using initial prices provided by JPMorgan Chase and initial costs provided by PNR. Future price and cost assumptions were provided by JPMorgan Chase. A detailed explanation of the price and cost assumptions used herein is included in the Valuation of Reserves section of this report.

Values are expressed in terms of estimated future gross revenue, future net revenue, and present worth. Future gross revenue is that revenue which will accrue from the production and sale of the estimated net reserves. Future net revenue is calculated by deducting estimated operating expenses and capital costs from the future gross revenue. Operating expenses include field operating expenses and the estimated expenses of direct supervision but do not include that portion of general administrative costs sometimes allocated to production. Future income tax expenses were not taken into account in the preparation of these estimates. Present worth is defined as future net revenue discounted at a specified arbitrary discount rate compounded monthly over the expected period of realization. In this report, present worth values using a nominal discount rate of 10 percent are reported in detail and values using nominal discount rates of 5, 10, 15, 20, and 25 percent are reported as totals in the appendix to this report.

Estimates of oil, condensate, and gas reserves and future net revenue should be regarded only as estimates that may change as further production history and additional information become available.  Not only are such reserves and revenue estimates based on that information which is currently available, but such estimates are also subject to the uncertainties inherent in the application of judgmental factors in interpreting such information.

Authority                                                                                           This report was authorized by Mr. Mike Ulrich, Vice President, JPMorgan Chase.

Source of Information                            Information used in the preparation of this report was obtained from PNR’s files on behalf of JPMorgan Chase, from records on file with the appropriate regulatory agencies, and from public sources. In the preparation of this report we have relied, without independent verification, upon such information furnished by PNR and JPMorgan Chase with respect to property interests, production from such properties, current costs of operation and development, current prices for production, the future plans for development of the properties, agreements relating to current and future operations and sale of production, and various other information and data that were accepted as represented. A field examination of the properties was not considered necessary for the purposes of this report.

CLASSIFICATION of RESERVES

Petroleum reserves are classified by degree of proof as proved, probable, or possible. Proved reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. In the analyses of production-decline curves, reserves were estimated only to the limit of economic rates of production under existing economic and operating conditions using prices and costs as of the date the estimate is made, including consideration of changes in existing prices provided only by contractual arrangements but not including escalations based upon future conditions. The petroleum reserves are classified as follows:

Proved – Reserves that have been proved to a high degree of certainty by analysis of the producing history of a reservoir and/or by volumetric analysis of adequate geological and engineering data. Commercial productivity has been established by actual production, successful testing, or in certain cases by favorable core analyses and electrical-log interpretation when the producing characteristics of the formation are known from nearby fields. Volumetrically, the structure, areal extent, volume, and characteristics of the reservoir are well defined by a reasonable interpretation of adequate subsurface well control and by known continuity of hydrocarbon-saturated material above known fluid contacts, if any, or above the lowest known structural occurrence of hydrocarbons.

Developed – Reserves that are recoverable from existing wells with current operating methods and expenses.

Developed reserves include both producing and nonproducing reserves. Estimates of producing reserves assume recovery by existing wells producing from present completion intervals with normal operating methods and expenses. Developed nonproducing reserves are in reservoirs behind the casing or at minor depths below the producing zone and are considered proved by production from other wells in the field, by successful drill-stem tests, or by core analyses from the particular zones.

Nonproducing reserves require only moderate expense to be brought into production.

Undeveloped – Reserves that are recoverable from additional wells yet to be drilled.

Undeveloped reserves are those considered proved for production by reasonable geological interpretation of adequate subsurface control in reservoirs that are producing or proved by other wells but are not recoverable from existing wells. This classification of reserves requires drilling of additional wells, major deepening of existing wells, or installation of enhanced recovery or other facilities.

Reserves recoverable by enhanced recovery methods, such as injection of external fluids to provide energy not inherent in the reservoirs, may be classified as proved developed or proved undeveloped reserves depending upon the extent to which such enhanced recovery methods are in operation. These reserves are considered to be proved only in cases where a successful fluid-injection program is in operation, a pilot program indicates successful fluid injection, or information is available concerning the successful application of such methods in the same reservoir and it is reasonably certain that the program will be implemented.

Probable – Reserves susceptible of being proved that are based on reasonable evidence of producible hydrocarbons within the limits of a structure or reservoir above known or inferred fluid contacts but are defined to a lesser degree of certainty because of more limited well control and/or the lack of definitive production tests. Probable reserves may include extensions of proved reservoirs or other reservoirs that have not been tested at commercial rates of flow or reserves recoverable by enhanced recovery methods that have not yet been tested in the same reservoir or where there is reasonable uncertainty that the program will be implemented.

Possible – Reserves that may exist but are less well defined by well control than probable reserves. Possible reserves include those based largely on log interpretation and other evidence of hydrocarbon saturation in zones behind the pipe in existing wells, possible extensions to proved and probable reserves areas where indicated by geophysical or geological studies, and those to be recovered by enhanced recovery methods where the data are insufficient to classify the reserves as proved or probable.

The extent to which probable and possible reserves ultimately may be reclassified as proved reserves is dependent upon future drilling, testing, and well performance. The degree of risk to be applied in evaluating probable and possible reserves is influenced by economic and technological factors as well as the time element. Probable and possible reserves in this report have not been adjusted in consideration of these additional risks and therefore are not comparable with proved reserves.

ESTIMATION of RESERVES

Estimates of reserves were prepared by the use of standard geological and engineering methods generally accepted by the petroleum industry. The method or combination of methods used in the analysis of each reservoir was tempered by experience with similar reservoirs, stage of development, quality and completeness of basic data, and production history.

The volumetric method was used to estimate the original oil in place (OOIP) and original gas in place (OGIP). Structure maps were prepared to delineate each reservoir, and isopach maps were constructed to estimate reservoir volume. Electrical logs, radioactivity logs, core analyses, and other available data were used to prepare these maps as well as to estimate representative values for porosity and water saturation.

Estimates of ultimate recovery were obtained after applying recovery factors to OOIP or OGIP. These recovery factors were based on consideration of the type of energy inherent in the reservoirs, analyses of the petroleum, and the structural positions of the properties.

The rates used for future oil, condensate, and gas production are estimated to be within the capacity of a well or reservoir to produce. Data available from wells drilled on the appraised properties through March 31, 2005, were used to prepare the estimates shown herein. Gross production through March 31, 2005 was deducted from the gross ultimate recovery to arrive at estimates of gross reserves.

Gas volumes estimated herein are expressed as sales gas at a temperature base of 60 degrees Fahrenheit (°F) and a pressure base of 14.73 pounds per square inch absolute (psia). Sales gas is defined as the total gas to be produced from the reservoirs, measured at the point of delivery, after reduction for fuel usage, flare, and shrinkage resulting from field separation and processing.  Condensate reserves estimated herein are those to be obtained by normal separator recovery.

Estimates of the gross and net proved, probable, and possible reserves, as of March 31, 2005, of the properties appraised are presented as follows. Oil and condensate reserves are expressed in barrels (bbl) and gas reserves are expressed in thousands of cubic feet (Mcf).

	Oil and Condensate (bbl)	Sales Gas (Mcf)

Gross Reserves
Proved	115,170	6,539,083
Probable(1)	77,516	5,914,000
Possible(1)	63,680	9,116,000

Net Reserves
Proved	8,694	416,811
Probable(1)	5,668	337,101
Possible(1)	4,248	472,148

(1)          Probable and possible reserves have not been risk adjusted.

VALUATION of RESERVES

This report has been prepared using initial prices provided by JPMorgan Chase and initial costs provided by PNR on behalf of JPMorgan Chase.  Future prices were estimated using guidelines established by the United States Securities and Exchange Commission (SEC) and the Financial Accounting Standards Board (FASB).  In this report, values for proved and proved-plus-probable reserves were based on projections of estimated future production and revenue prepared for these properties with no risk adjustment applied to the probable reserves. Probable reserves involve substantially higher risks than proved reserves. Revenue values for proved-plus-probable reserves have not been adjusted to account for such risks; this adjustment would be necessary in order to make values for proved-plus-probable reserves comparable with values for proved reserves.

Oil and Condensate Prices

Initial oil and condensate prices furnished by JPMorgan Chase were $53.34 per barrel and were held constant for the producing lives of the properties.

Natural Gas Prices

The natural gas prices also furnished by JPMorgan Chase were $6.39 per thousand cubic feet of gas and were held constant for the producing lives of the properties.

Operating Expenses and Capital Costs

Estimates of the operating expenses were provided by PNR and were held constant for the lives of the properties. Future capital expenditures were provided by PNR using current values and were held constant to the date of the expenditure.

Abandonment Costs and Salvage Value

Costs for abandonment of the working-interest well were offset by the salvage value estimated by PNR.

The estimated future revenue to be derived from the production and sale of MOST’s net proved and proved-plus-probable reserves, as of March 31, 2005, under the economic assumptions furnished by JPMorgan Chase is summarized as follows:

	Proved ($)	Proved plus Probable(1) ($)

Future Gross Revenue	3,127,054	5,683,414
Operating Expenses	45,773	45,773
Capital Costs	0	0
Future Net Revenue(2)	3,081,281	5,537,641
Present Worth at 10 Percent(2)	2,682,099	4,526,140

(1)          There has been no adjustment to the value of the probable reserves to account for risk.

(2)          Future income tax expenses were not taken into account in the preparation of these estimates.

The appendix bound with this report presents tabulations and projections of revenue from the proved and non-risk-adjusted proved-plus-probable reserves for the interests appraised. Also included are summaries of the probable and possible reserves.

In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves of oil, condensate, and gas contained in this report has been prepared in accordance with Paragraphs 10–13, 15 and 30(a)–(b) of Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Rules 4–10(a) (1)–(13) of Regulation S–X and Rule 302(b) of Regulation S–K of the SEC; provided, however, that (i) certain estimated data have not been provided with respect to changes in reserves information and (ii) future income tax expenses have not been taken into account in estimated the future net revenue and present worth values set forth herein. Other rules and regulations of the SEC contain specific provisions that prohibit the reporting of probable and possible reserves; therefore, the reporting and filing with the SEC of the probable or possible reserves and the values based on proved-plus-probable reserves contained herein would not be in conformity with such rules and regulations and should not, under any circumstances, be used or relied upon to meet the requirements thereof.

To the extent the above-enumerated rules, regulations, and statements require determinations of an accounting or legal nature or information beyond the scope of our report, we are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefore.

SUMMARY and CONCLUSIONS

Evaluated herein are working and royalty interests in certain properties owned by MOST located offshore from Louisiana and Texas in the Gulf of Mexico. Estimates of MOST’s net proved, probable, and possible reserves, as of March 31, 2005, of the properties appraised are presented as follows. Oil and condensate reserves are expressed in barrels (bbl) and gas reserves are expressed in thousands of cubic feet (Mcf).

	Proved	Probable(1)	Possible(1)

Net Oil and Condensate, bbl	8,694	5,668	4,248
Net Sales Gas, Mcf	416,811	337,101	472,148

(1)          Probable and possible reserves have not been risk adjusted.

Revenue and costs attributable to MOST's interests in the proved and proved-plus-probable reserves, as of March 31, 2005, of the properties evaluated under the aforementioned assumptions concerning future prices and costs are estimated as follows:

	Proved ($)	Proved plus Probable(1) ($)

Future Gross Revenue	3,127,054	5,583,414
Operating Expenses	45,773	45,773
Capital Costs	0	0
Future Net Revenue(2)	3,081,281	5,637,641
Present Worth at 10 Percent(2)	2,682,099	4,526,140

(1)          There has been no adjustment to the value of the probable reserves to account for risk.

(2)          Future income tax expenses were not taken into account in the preparation of these estimates.

Gas volumes estimated herein are expressed at a temperature base of 60 °F and a pressure base of 14.73 psia.

Submitted,

DeGOLYER and MacNAUGHTON

SIGNED: August 5, 2005

Thomas A. Schob, P.E.
Senior Vice President
DeGolyer and MacNaughton